                                                                   EXHIBIT 10.11


                            SHAREHOLDERS' AGREEMENT
                            -----------------------

          This Agreement, dated as of September 5, 1996, by and among Bionix, B.V., a Netherlands corporation (the "Dutch Company"), and each of the shareholders of the Dutch Company identified on the signature page hereof (the "Shareholders"),

                          W I T N E S S E T H  T H A T

          WHEREAS, the Dutch Company has recently been incorporated under the laws of the Netherlands;

          WHEREAS, certain of the shareholders of the Dutch Company are residents of Finland (the "Finnish Shareholders") and certain of the shareholders of the Dutch Company are residents of the United States (the "U.S. Shareholders", and, collectively with the Finnish Shareholders, the "Shareholders");

          WHEREAS, the Finnish Shareholders own, in the aggregate, 390,000 shares of the Class A common stock of the Dutch Company (the "Class A Shares");

          WHEREAS, the U.S. Shareholders own, in the aggregate, 120,000 shares of the Class B common stock of the Dutch Company (the "Class B Shares", and, collectively with the Class A Shares, the "Common Shares");

          WHEREAS, the principal asset of the Dutch Company is 5,100,000 shares of the Common Stock of Bionix, Inc., a Delaware corporation (the "Company"), such shares being hereinafter referred to as the "Company Common Stock"; and

          WHEREAS, the parties hereto desire to enter into certain agreements regarding (i) their rights to obtain distributions of shares of Company Common Stock owned by the Dutch Company, (ii) certain restrictions on the transfer of the Common Shares and (iii) certain voting matters,

          NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereto hereby agree as follows:

            1.    Definitions.  The following terms shall have the following
                  -----------
meanings:

          "Assessments Receivable" shall mean amounts which the Dutch Company has assessed the Shareholders pursuant to Section 6 hereof but which have not yet been received by the Dutch Company; provided, however, that any amount which remains unpaid for more than ninety days after an assessment has been made shall be disregarded for purposes of calculating Assessments Receivable hereunder.

          "Finnish Representative" shall mean Pertti Tormala or such other person as shall be designated as the "Finnish Representative" by holders of a majority in interest of the Class A Shares.

          "Proportionate Share" shall mean a fraction, the numerator of which shall equal the number of Common Shares owned by a particular Shareholder and the denominator of which shall equal the number of Common Shares owned by all Shareholders.

          "U.S. Representative" shall mean Anthony J. Dimun or such other person as shall be designated as the "U.S. Representative" by holders of a majority in interest of the Class B Shares.

          2.      Exchange of Company Common Stock for Class A Shares.  Subject
                  ---------------------------------------------------
to applicable provisions of the laws of the Netherlands and applicable provisions of the Articles of Association of the Dutch Company as amended from time to time, the following provisions shall apply in the event that any Finnish Shareholder desires to obtain from the Dutch Company a number of shares of Company Common Stock in an amount up to such Shareholder's Proportionate Share of the number of shares of Company Common Stock held by the Dutch Company:

          2.1 The Finnish Shareholder desiring to effect such an exchange (the "Exchanging Finnish Shareholder") shall notify the Finnish Representative in writing of such Shareholder's intention to effect an exchange. Such exchange shall not occur unless the Finnish Representative consents in writing to such exchange. No such consent shall be granted in the event that
(i) the Dutch Company's assets (including Assessments Receivable but excluding all shares of Company Common Stock owned by the Dutch Company) do not exceed the Dutch Company's liabilities, (ii) there is then outstanding any assessment made by the Dutch Company pursuant to Section 6 hereof which the Exchanging Finnish Shareholder has not paid or (iii) counsel to the Dutch Company advises the Dutch Company that such exchange is prohibited by law or by the provisions of the Dutch Company's Articles of Association as amended from time to time.

          2.2 In the event that the Finnish Representative provides such consent in accordance with Section 2.1, a closing shall be held in which the Exchanging Finnish Shareholder shall deliver to the Dutch Company the number of Common Shares that such Shareholder desires to exchange and the Dutch Company shall deliver to such Exchanging Finnish Shareholder such number of shares of Company Common Stock as shall equal the total number of shares of Company Common Stock owned by the Dutch Company multiplied by a fraction, the numerator of which shall equal the number of Class A Shares of the Dutch Company being exchanged by the Exchanging Finnish Shareholder and the denominator of which shall equal the total number of Common Shares owned by all Shareholders.

          3.      Exchange of Company Common Stock for Class B Shares.  Subject
                  ---------------------------------------------------
to applicable provisions of the laws of the Netherlands and applicable provisions of the Articles of Association of the Dutch Company as amended from time to time, the following provisions shall apply in the event that any U.S. Shareholder desires to obtain from the Dutch Company a number of shares of Company Common Stock in an amount up to such Shareholder's Proportionate Share of the number of shares of Company Common Stock held by the Dutch Company:

          3.1 The U.S. Shareholder desiring to effect such an exchange (the "Exchanging U.S. Shareholder") shall notify the U.S. Representative in writing of such Shareholder's intention to effect an exchange. Such exchange shall not occur unless the U.S. Representative consents in writing to such exchange. No such consent shall be granted in the event that (i) the Dutch Company's assets (including Assessments Receivable but excluding all shares of Company Common Stock owned by the Dutch Company) do not exceed the Dutch Company's liabilities, (ii) there is then outstanding any assessment made by the Dutch Company pursuant to Section 6 hereof which the Exchanging U.S. Shareholder has not paid or (iii) counsel to the Dutch Company advises the Dutch Company that such exchange is prohibited by law or by the provisions of the Dutch Company's Articles of Association as amended from time to time.

          3.2 In the event that the U.S. Representative provides such consent in accordance with Section 3.1, a closing shall be held in which the Exchanging U.S. Shareholder shall deliver to the Dutch Company the number of Common Shares that such Shareholder desires to exchange and the Dutch Company shall deliver to such Exchanging U.S. Shareholder such number of shares of Company Common Stock as shall equal the total number of shares of Company Common Stock owned by the Dutch Company multiplied by a fraction, the numerator of which shall equal the number of Class B Shares of the Dutch Company being exchanged by the Exchanging U.S. Shareholder and the denominator of which shall equal the total number of Common Shares owned by all Shareholders.

          4.   Finnish Cash Out Steps.  Subject to the laws of the Netherlands
               ----------------------
and the provisions of the Dutch Company's Articles of Association as amended from time to time, each Finnish Shareholder shall have the right to cause the Dutch Company to purchase from such Shareholder some or all of such Shareholder's Class A Shares in accordance with the following procedures:

          4.1 Such Finnish Shareholder may utilize this Section 4 only in the event that the Finnish Representative grants a written consent to such Finnish Shareholder upon receipt of written notice from such Finnish Shareholder that such Finnish Shareholder seeks to avail himself, herself or itself of this
Section 4 procedure. No such consent shall be granted in the event that (i) the Dutch Company's assets (including Assessments Receivable but excluding all shares of Company Common Stock owned by the Dutch Company) do not exceed the Dutch Company's liabilities, (ii) there is then outstanding any assessment made by the Dutch Company pursuant to Section 6 hereof which such Finnish Shareholder has not paid (unless such Finnish Shareholder agrees, in form and substance satisfactory to the Dutch Company, to reduce the amount payable to such Finnish Shareholder pursuant to this Section 4 by the amount of all of such Finnish Shareholder's unpaid assessments), (iii) counsel to the Dutch Company advises the Dutch Company that such Finnish Shareholder's utilization of this Section 4 procedure is prohibited by law or by the provisions of the Dutch Company's Articles of Association as amended from time to time or (iv) the Dutch Company is subject to an agreement prohibiting it from selling any of its Company Common Stock or restricting it from doing so in any material respect.

          4.2 If the Finnish Representative grants such consent in accordance with Section 4.1, such Finnish Shareholder shall specify the number of Class A Shares to be exchanged for a cash payment pursuant to this Section 4 (the "Finnish Cash Number").

          4.3 Upon receipt of notification from the Finnish Representative that it has consented to a request from a Finnish Shareholder pursuant to this
Section 4, the Dutch Company shall use its reasonable efforts to sell such number of shares of its Company Common Stock as shall equal the total number of shares of Company Common Stock owned by the Dutch Company multiplied by a fraction, the numerator of which shall equal the Finnish Cash Number and the denominator of which shall equal the aggregate number of Common Shares owned by all Shareholders. Promptly, but in no event more than ten days, after the Dutch Company has sold such number of its shares of Company Common Stock and received the proceeds therefrom, a closing shall be held at the Dutch Company's headquarters. At such closing, such Finnish Shareholder shall deliver such number of Class A Shares as shall equal the Finnish Cash Number and the Company shall deliver to such Finnish Shareholder the proceeds of such sales, net of the Dutch Company's expenses and tax liabilities, if any, resulting from such sales.

          5.   U.S. Cash Out Steps.  Subject to the laws of the Netherlands and
               -------------------
the provisions of the Dutch Company's Articles of Association as amended from time to time, each U.S. Shareholder shall have the right to cause the Dutch Company to purchase from such Shareholder some or all of such Shareholder's Class B Shares in accordance with the following procedures:

          5.1 Such U.S. Shareholder may utilize this Section 5 only in the event that the U.S. Representative grants a written consent to such U.S. Shareholder upon receipt of written notice from such U.S. Shareholder that such U.S. Shareholder seeks to avail himself, herself or itself of this Section 5 procedure. No such consent shall be granted in the event that (i) the Dutch Company's assets (including Assessments Receivable but excluding all shares of Company Common Stock owned by the Dutch Company) do not exceed the Dutch Company's liabilities, (ii) there is then outstanding any assessment made by the Dutch Company pursuant to Section 6 hereof which such U.S. Shareholder has not paid (unless such U.S. Shareholder agrees, in form and substance satisfactory to the Dutch Company, to reduce the amount payable to such U.S. Shareholder pursuant to this Section 5 by the amount of all of such U.S. Shareholder's unpaid assessments), (iii) counsel to the Dutch Company advises the Dutch Company that such U.S. Shareholder's utilization of this Section 5 procedure is prohibited by law or by the provisions of the Dutch Company's Articles of Association as amended from time to time or (iv) the Dutch Company is subject to an agreement prohibiting it from selling any of its Company Common Stock or restricting it from doing so in any material respect.

          5.2 If the U.S. Representative grants such consent in accordance with Section 5.1, such U.S. Shareholder shall specify the number of Class B Shares to be exchanged for a cash payment pursuant to this Section 5 (the "U.S. Cash Number").

          5.3 Upon receipt of notification from the U.S. Representative that it has consented to a request from a U.S. Shareholder pursuant to this
Section 5, the Dutch Company shall use its reasonable efforts to sell such number of shares of its Company Common Stock as shall equal the total number of shares of Company Common Stock owned by the Dutch Company multiplied by a fraction, the numerator of which shall equal the U.S. Cash Number and the denominator of which shall equal the aggregate number of Common Shares owned by all Shareholders. Promptly, but in no event more than ten days, after the Dutch Company has sold such number of its shares of Company Common Stock and received the proceeds therefrom, a closing shall be held at the Dutch Company's headquarters. At such closing, such U.S. Shareholder shall deliver such number of Class B Shares as shall equal the U.S. Cash Number and the Company shall deliver to such U.S. Shareholder the proceeds of such sales, net of the Dutch Company's expenses and tax liabilities, if any, resulting from such sales.

          6.   Assessments. It is understood that the Dutch Company is a passive
               -----------
holding company that has no means of generating revenues other than through the sale of its shares of Company Common Stock. It is further understood that while the Dutch Company is not expected to have substantial expenses, it will have certain administrative expenses for which cash will be required in order to make payments. The parties hereto agree that in the event that the Dutch Company requires cash to meet expenses, the Shareholders will pay such expenses in accordance with the following provisions:

          6.1 On a quarterly basis, the Dutch Company shall determine the amount of cash it is expected to require in order to meet its expenses. The Dutch Company shall then send a letter to each Shareholder assessing such Shareholder such Shareholder's Proportionate Share of the expected expenses.

          6.2 Notwithstanding the foregoing, in no event shall the Dutch Company issue assessments aggregating more than $25,000 per year. In the event that the Dutch Company requires cash in excess of that amount, it will be necessary for the Dutch Company to either borrow such excess or sell shares of Company Common Stock to fund such excess.

          6.3 No Shareholder shall be required to pay an assessment with respect to any period after such Shareholder ceases being a shareholder of the Dutch Company. It shall be a condition to any transfer of the Class A Shares or Class B Shares that the transferee execute an agreement, in form and substance satisfactory to the Dutch Company, pursuant to which such transferee agrees to be bound by the terms of this Agreement with respect to periods after such transferee becomes a shareholder of the Dutch Company.

          7.   Restriction on Pledges. No Shareholder will pledge or encumber
               ----------------------
any of his Class A Shares or Class B Shares without the approval of the Finnish Representative and the U.S. Representative.

          8.   Voting.  The U.S. Shareholders, the Finnish Shareholders and the
               ------
Dutch Company agree that with respect to any matter to be voted on by the shareholders of the

Company, to the extent legally permissible, they will cause the Dutch Company to vote a certain number of shares of Company Common Stock owned by the Dutch Company (such number of shares hereinafter referred to as the "Specified Number") as directed by the Finnish Representative. The Specified Number shall be determined by taking the percentage of the number of shares of the Dutch Company owned by the Finnish Shareholders (regardless of class) at the time of the vote to the total number of shares of the Dutch Company then outstanding and multiplying that percentage by the total number of shares of Company Common Stock then owned by the Dutch Company. For example, if the Dutch Company owned 5,100,000 shares of Company Common Stock, the Finnish Shareholders owned 390,000 shares of the Dutch Company and there were 510,000 shares of the Dutch Company outstanding, the Specified Number would be calculated as follows:

               390,000
               -------  = 76.47%
               510,000

               76.47% x 5,100,000 = 3,900,000

The Specified Number would be 3,900,000, and the Dutch Company would vote 3,900,000 of the 5,100,000 shares of Company Common Stock that it owns as directed by the Finnish Representative.

          9.   Governing Law; Jurisdiction; Service of Process.   This Agreement
               -----------------------------------------------
shall be governed by and construed in accordance with the laws of the State of Delaware, without application of the conflict of laws principles thereof. Any legal action, suit or other proceeding arising out of, or in any way connected with, the enforcement of any award described in Section 10 hereof may be brought in the courts of the State of New Jersey, or in the United States courts for the District of New Jersey. With respect to any such proceeding in any such court:
(a) each party hereto generally and unconditionally submits itself and its property to the nonexclusive jurisdiction of such court; (b) each party hereto waives, to the fullest extent permitted by law, any objection it has or hereafter may have to the venue of such proceeding, as well as any claim it has or may have that such proceeding is in an inconvenient forum; and (c) process may be served on any party hereto anywhere in the world, by regular mail, sent to such party's address as set forth or described (i) on the signature page hereof or (ii) in Exhibit O annexed to the Reorganization Agreement executed by
                  ---------
the parties hereto in connection with the formation of the Dutch Company and the Company, or to such other address as shall be provided by a party to both the U.S. Representative and the Finnish Representative.


          10.  Dispute Resolution.  Any controversy or claim arising out of or
               ------------------
relating to this Agreement, or the alleged breach thereof, shall be resolved by arbitration before a panel of three arbitrators (one of whom shall be selected by the U. S. Representative, one of whom shall be selected by the Finnish Representative and one of whom shall be selected by the other two arbitrators) in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall take place at a mutually acceptable location. The arbitration shall be conducted using the Expedited Procedures of the Commercial Arbitration Rules, regardless of the amount in dispute. The parties hereto shall bear their own attorneys' fees and costs in connection with any such arbitration, and shall share equally the arbitrators' compensation charges and the administrative fees of the American Arbitration Association. The award rendered by the arbitrator(s) shall be final and binding upon the parties involved in such arbitration, and judgment upon the award may be entered in any court of competent jurisdiction.


          11.  Term. This Agreement shall terminate (i) upon the mutual written
               ----
consent of the Finnish Representative and the U.S. Representative, (ii) upon the liquidation of the Dutch Company or (iii) at such time as the Dutch Company no longer owns any shares of Company Common Stock.


          12.  Headings. All headings in this Agreement are for convenience only
               --------
and do not affect the meaning of any provision.


          13.  Successors or Assigns; No Third Party Rights.  This Agreement is
               --------------------------------------------
binding upon and inures to the benefit of the parties hereto and their permitted successors and assigns. This Agreement may not be assigned by any party hereto without the prior written consent of the U.S. Representative and the Finnish Representative. Nothing in this Agreement confers, or is intended to confer, expressly or by implication, any rights or remedies upon any person not a party hereto.


          14.  Complete Agreement; Modifications.  This Agreement constitutes
               ---------------------------------
the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect to the subject matter hereof. This Agreement may not be amended or modified in any way, nor may noncompliance with its terms be waived, except pursuant to a written instrument signed by the party to be charged.


          15.  Severability.  Any provision of this Agreement that is prohibited
               ------------
or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof; any such prohibition or unenforceability shall not invalidate or render unenforceable such provision in any other jurisdiction.


          16.  Counterparts.  This Agreement may be executed by the parties
               ------------
hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original. All such counterparts together constitute but one and the same instrument.


          17.  Construction.  It is understood that this Agreement is not
               ------------
intended to be construed against the party that drafted this Agreement merely by virtue of the fact that such party was responsible for the drafting hereof.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

BIONIX, N.V.


By: /s/ David W. Anderson
   --------------------------
     David W. Anderson


/s/ David W. Anderson
-----------------------------
David W. Anderson


BERSHAD INVESTMENT GROUP, LP



By: /s/ David J. Bershad
   -----------------------------
   David J. Bershad, General Partner



BTAR ASSOCIATES, L.P.

By:  STRATEGIC CONCEPTS, INC.,
     general partner

  By:  /s/ Anthony J. Dimun
       ------------------------------
       Anthony J. Dimun, President


/s/ David H. MacCallum
------------------------------
David H. MacCallum

TDW ASSOCIATES, L.P.

By:  TDW III, INC.,
       general partner


    By:  /s/ Terence D. Wall
         ------------------------------
         Terence D. Wall, President

/s/ Ole Bostman
------------------------------
Ole Bostman


/s/ E. Antero Makela
------------------------------
E. Antero Makela


NAJ VET LTD.


By: /s/ NAJ VET LTD.
   -----------------------------


NOVATOR


By: /s/ Pentti Rokkanen
   -----------------------------


ORTHO SCI LTD.


By: /s/ ORTHO SCI LTD.
   -----------------------------

/s/ Esa Partio
-------------------------------
Esa Partio



/s/ Timo Pohjonen
-------------------------------
Timo Pohjonen



/s/ Pentti Rokkanen
-------------------------------
Pentti Rokkanen


/s/ Matti Suuronen
-------------------------------
Matti Suuronen

/s/ Riita Suuronen
-------------------------------
Riita Suuronen


/s/ Marrku Tamminmaki
-------------------------------
Marrku Tamminmaki


/s/ Matti Tormala
-------------------------------
Matti Tormala


/s/ Pertti Tormala
-------------------------------
Perrti Tormala


/s/ Seppo Vainionpaa
-------------------------------
Seppo Vainionpaa


/s/ Pertti Viitanen
-------------------------------
Pertti Viitanen